Exhibit 10-1

INSTALLMENT SALE CONTRACT (SECURITY AGREEMENT)

Transaction Number 1956832

PURCHASER(S): SOUTHEAST POWER CORPORATION 1805 HAMMOCK ROAD TITUSVILLE, FL 32796	SELLER: RING POWER CORPORATION 500 World Commerce Parkway St. Augustine, FL 32092
County: BREVARD

Subject to the Terms and Conditions set forth below of this Installment Sales Contract (Security Agreement) (this “Contract”), Seller hereby sells the equipment described below (the “Unit” or “Units”) to Purchaser, and Purchaser (if more than one, jointly and severally), having been offered both a cash sale price and a time sale price, hereby buys the Units from Seller on a time sale basis.

NEW OR USED	(IF USED) FIRST USED	MODEL	DESCRIPTION OF UNIT(S)			SERIAL #	VIN #	DELIVERED CASH SALE PRICE
See Attachment A.
FIRST	DESCRIPTION OF ADDITIONAL SECURITY				Sub-Total				$7,406,907.70
USED	(MAKE, MODEL, SERIAL # & VIN #)					Sales Tax	495,969.70
						Property Tax	0.00
						Federal Excise Tax	0.00
						Other Tax	0.00
						Total Tax			$495,969.70
FIRST	DESCRIPTION OF TRADE-IN SECURITY				1.	Total Cash Sales Price			$7,902,877.40
USED	(MAKE, MODEL, SERIAL # & VIN #)					Repairs	0.00
						Cash Down Payment	0.00
						Rentals Allowed	0.00
						Rental Interest	0.00
						Net Trade-in Allowance	0.00
					2.	Total Down Payment			$0.00
Trade-in Value				0.00	3.	Unpaid Balance of Cash Price (1 - 2)			$7,902,877.40
Less Owing to				0.00	4.	Official Fees (Specify)			$1,500.00
Net Trade-in Allowance				0.00		Processing Fee	1,500.00
						Filing Fee	0.00
Location of Equipment:			BASTROP, TX 78602, BASTROP			Stamp Fee	0.00
						Freight Fee	0.00
						Other Expenses	0.00
					5.	Physical Damage Insurance		$
					6.	Principal Balance
						(Amount Financed) (3 + 4 + 5)			$7,904,377.40
					7.	Finance Charge
						(Time Price Differential)			$569,280.52
					8.	Time Balance
						(Total of Payments) (6+7)			$8,473,657.92
					9.	Time Sale Balance
						(Total of Payment Price) (2+8)			$8,473,657.92
					10.	Annual Percentage Rate			3.45%
					11. Date FINANCE CHARGE begins to accrue the first business day following the Seller’s execution of this Contract.

If applicable, Purchaser hereby sells and conveys to Seller the above described Trade-in Equipment and warrants it to be free and clear of all claims, liens, security interests and encumbrances except to the extent shown above.

LIABILITY INSURANCE COVERAGE FOR BODILY INJURY AND PROPERTY DAMAGE CAUSED TO OTHERS AND ENVIRONMENTAL LIABILITY (IF APPLICABLE) IS NOT INCLUDED IN THIS CONTRACT.

NOTICE TO PURCHASER: (1) DO NOT SIGN THIS CONTRACT BEFORE YOU READ IT; (2) YOU ARE ENTITLED TO A COPY OF THE CONTRACT YOU SIGN; (3) UNDER THE LAW YOU MAY HAVE THE RIGHT TO PAY OFF IN ADVANCE THE FULL AMOUNT DUE AND TO OBTAIN A PARTIAL REFUND OF THE FINANCE CHARGE; (4) IF THIS CONTRACT IS NOT EXECUTED BY PURCHASER AND RETURNED TO SELLER ON OR BEFORE AUGUST 10, 2012 THIS CONTRACT MAY BE CONSIDERED NULL AND VOID BY SELLER.

TERMS AND CONDITIONS

1. PAYMENT: Purchaser shall pay to Seller, at Caterpillar Financial Services Corporation; PO Box 730681; Dallas, TX 75373-0681 or such other location Seller designates in writing, the Time Balance (Item 8 above) as follows [check (a) or (b)]:

☒ (a) in 48 equal monthly installments of $176,534.54 each, with the first installment due one month after the first business day following the Seller’s execution of this Contract, and the balance of the installments will be due on the like day of each month thereafter, (except no payments shall be due during the month(s) of n/a), until the entire indebtedness has been paid; or

☐ (b) in accordance with the Payment Schedule attached to this Contract.

Upon prepayment in full of any or all of the Units or acceleration of the total unpaid Time Balance, Purchaser shall receive a rebate of the prorated unearned portion of the Finance Charge computed on an actuarial basis less an administrative fee of $275. Except as otherwise expressly provided herein, the obligations of Purchaser hereunder shall not be affected by any defect in, damage to, loss of or interference with possession or use of any Unit, by the attachment of any lien or claim to any Unit, or for any other cause. No partial prepayments shall be allowed and any amounts paid by Purchaser in excess of the invoiced amounts shall be applied to future installments. Payments that satisfy (or partially satisfy) future installments do not stop the accrual of the Finance Charge.

2. LATE CHARGES: If Seller does not receive a payment or any portion thereof on the date it is due, Purchaser shall pay to Seller, on demand, a late payment charge equal to five percent (5%) of the payment due or the highest charge then allowed by law, whichever is less.

3. DISCLAIMER OF WARRANTIES: Purchaser has selected each Unit based upon its own judgment. Purchaser acknowledges that each Unit is of a size, design and type selected by Purchaser and that Seller is not a manufacturer of the Units. SELLER MAKES NO WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THIS CONTRACT OR TO ANY UNIT. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EACH UNIT IS SOLD “AS IS, WHERE IS”, AND SELLER SPECIFICALLY MAKES NO WARRANTIES AS TO THE QUALITY OF MATERIALS OR WORKMANSHIP OR THE CONFORMITY THEREOF TO THE PROVISIONS AND SPECIFICATIONS OF ANY PURCHASE ORDER OR AGREEMENT RELATING THERETO. SELLER HEREBY EXPRESSLY DISCLAIMS, AND PURCHASER HEREBY WAIVES, RELEASES AND RENOUNCES, ALL OTHER WARRANTIES AND CLAIMS EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY UNIT OR TO THIS CONTRACT, INCLUDING WITHOUT LIMITATION, (A) ANY IMPLIED WARRANTY THAT ANY UNIT IS MERCHANTABLE; (B) ANY IMPLIED WARRANTY THAT ANY UNIT IS FIT FOR A PARTICULAR USE OR PURPOSE; (C) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE; (D) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT; AND (E) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO ANY UNIT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO ANY UNIT, FOR ANY LIABILITY OF SELLER TO ANY THIRD PARTY, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING STRICT OR ABSOLUTE LIABILITY IN TORT. Seller assigns to Purchaser its interests in any of the manufacturer’s warranties on the Unit(s) and nothing contained herein shall be construed to deprive Purchaser of whatever rights Purchaser may have against parties other than Seller (such as the manufacturer of any Unit) and Purchaser agrees to look solely to such third parties with respect to any and all claims concerning any Unit except as to ownership and title.

4. POSSESSION, USE AND MAINTENANCE: Purchaser shall not (a) use, operate, maintain or store a Unit improperly, carelessly, unsafely or in violation of any applicable law or regulation or for any purpose other than in the normal and ordinary course of Purchaser’s business; (b) abandon a Unit; (c) remove, disable, or impair in any manner the Unit monitoring system such as Cat® Product Link, if the Unit is equipped with such system; (d) lease a Unit, permit the use of a Unit by anyone other than Purchaser, or change the location of a Unit from that specified above, without the prior written consent of Seller; (e) sell, assign transfer or create or allow to exist any lien, claim, security interest or encumbrance on any of its rights hereunder or in any Unit; (f) remove the Unit from the United States; or (g) operate the Unit in violation of U.S. Department of Transportation or appropriate regulatory agency requirements. A Unit is and shall remain personal property regardless of its use or manner of attachment to realty. Seller and its agent shall have the right (but not the obligation) to inspect a Unit and maintenance records relating to it, and observe its use and determine its hours of usage. Purchaser, at its expense, shall maintain each Unit in good operating order, repair and condition and perform maintenance at least as frequently as stated in any applicable operator’s guide, service manual, or lubrication and maintenance guide. Purchaser shall not alter any Unit or affix any accessory or equipment to the Unit if doing so will impair its originally intended function or reduce the Unit’s value. Purchaser shall not make any “non-reversible” addition (as defined for federal income tax purposes) to a Unit without the prior written consent of Seller. All parts which are added to any Unit which (i) are replacement parts, (ii) are essential to the operation of such Unit, or (iii) cannot be detached from such Unit without materially interfering with the operation of such Unit or adversely affecting the value and utility which such Unit would have had without the addition thereof, shall immediately be deemed incorporated in such Unit and subject to the terms of this Contract. If an Event of Default has occurred and is continuing, all parts, accessories and equipment affixed to a Unit shall become property of Seller.

5. TAXES: Purchaser shall promptly pay all taxes, assessments, fees and other charges when levied or assessed against any Unit or the ownership or use thereof, or this Contract or any payments made or to be made to Seller except income taxes assessed on Seller.

6. LOSS OR DAMAGE: From the time the Unit is purchased by Purchaser, Purchaser shall bear the risk of any Unit being worn out, lost, stolen, destroyed, taken by government action or, in Seller’s opinion, irreparably damaged (“Casualty Occurrence”) or suffering any other damage. Purchaser shall provide prompt written notice of any Casualty Occurrence or other material damage to any Unit. In the event of a Casualty Occurrence, Purchaser shall pay to Seller on the first payment due date following the Casualty Occurrence (thirty (30) days after the Casualty Occurrence if there are no future payment due dates remaining) the lesser of (a) the sum of all amounts then due under this Contract with respect to the Unit suffering the Casualty Occurrence (including any late charges and fees) and the present value of all unpaid, future payments for the Unit; or (b) the maximum amount then permitted by law. Present values will be determined by discounting at the implicit interest rate of this Contract. Upon making this payment, the obligations with respect to the Unit shall terminate and Purchaser shall be entitled to possession of the Unit and to any recovery in respect to it (subject to the rights of any insurer).

7. WAIVER AND INDEMNITY: Purchaser hereby releases and shall indemnify, defend and keep harmless Seller and any assignee thereof, and their respective directors, officers, agents and employees (each, an “Indemnitee”), from and against any and all Claims (as defined below) (other than such as may directly result from the actual, but not imputed, gross negligence or willful misconduct of such Indemnitee), by paying, on a net after-tax basis, or otherwise discharging same, when and as such Claims shall become due. Purchaser agrees that the indemnity provided pursuant to this Section includes the agreement by Purchaser to indemnify each Indemnitee from the consequences of its own simple negligence, whether that negligence is the sole or concurring cause of the Claims, and to further indemnify each such Indemnitee with respect to Claims for which such Indemnitee is strictly liable. Seller shall give Purchaser prompt notice of any Claim hereby indemnified and Purchaser shall be entitled to control the defense of and/or to settle any Claim, in each case, so long as (a) no Event of Default (as defined in Section 9) has occurred and is then continuing, (b) Purchaser confirms, in writing, its unconditional and irrevocable commitment to indemnify each Indemnitee with respect to such Claim, (c) Purchaser is financially capable of satisfying its obligations under this Section, and (d) Seller approves the defense counsel selected by Purchaser. “Claims” shall mean all claims, allegations, harms, judgments, settlements, suits, actions, debts, obligations, damages (whether incidental, consequential or direct), demands (for compensation, indemnification, reimbursement or otherwise), losses, penalties, fines, liabilities (including strict liability), and charges that Seller has incurred or for which it is responsible, in the nature of interest, liens, and costs (including attorneys’ fees and disbursements and any other legal or non-legal expenses of investigation or defense of any Claim, whether or not such Claim is ultimately defeated or enforcing the rights, remedies or indemnities provided for hereunder, or otherwise available at law or equity to Seller), of whatever kind or nature, contingent or otherwise, matured or unmatured, foreseeable or unforeseeable, by or against any person, arising on account of (i) this Contract, including the performance, breach (including any Event of Default) or enforcement of any of the terms thereof, or (ii) any Unit, or any part or other contents thereof, any substance at any time contained therein or emitted therefrom, including any hazardous substances, or the premises at which any Unit may be located from time to time, or (iii) the ordering, acquisition, delivery, installation or rejection of any Unit, the possession or any property to which it may be attached from time to time, maintenance, use, condition, ownership or operation of any Unit, and by whomsoever owned, used, possessed or operated, during the term hereof, the existence of latent and other defects (whether or not discoverable by Seller or Purchaser) any Claim in tort for negligence or strict liability, and any Claim for patent, trademark or copyright infringement, or the loss, damage, destruction, theft, removal, return, surrender, sale or other disposition of any Unit, or any item thereof, including, Claims involving or alleging environmental damage, or any criminal or terrorist act, or for any other reason whatsoever. If any Claim is made against Purchaser or an Indemnitee, the party receiving notice of such Claim shall promptly notify the other, but the failure of the party receiving notice to so notify the other shall not relieve Purchaser of any obligation hereunder. Further, Purchaser agrees to be responsible for all costs and expenses, including reasonable attorneys’ fees, incurred by Seller or its directors, officers, employees, agents and assigns in defending such claims or in enforcing this provision. Under no condition or cause of action shall Seller be liable for any loss of actual or anticipated business or profits or any special, indirect or consequential damages.

8. INSURANCE: Throughout the term of this Contract, Purchaser, at its expense, shall keep each Unit and Additional Security (as listed above) insured with a commercial insurance policy for the benefit of Seller (and its assignee) against all risks for their full insurable value and shall maintain comprehensive public liability insurance in an amount reasonably acceptable to Seller. All insurance shall be in a form and with companies as Seller shall approve, shall specify Seller (and its assignee) as loss payee, shall be primary, without the right of contribution from any other insurance carried by Seller, and shall provide that the insurance may not be canceled or altered so as to affect the interest of Seller without at least ten (10) days’ prior written notice to Seller. Purchaser shall not make adjustments with insurers except with Seller’s prior written consent and hereby irrevocably appoints Seller as Purchaser’s attorney-in-fact to receive payment of and to endorse all checks, drafts and other documents and to take any other actions necessary to pursue insurance claims and recover payments if Purchaser fails to do so. Purchaser shall promptly notify Seller of any occurrence which may become the basis of a claim and shall provide Seller with all requested pertinent data. Purchaser shall promptly deliver to Seller evidence of such insurance coverage.

9. EVENTS OF DEFAULT: Each of the following constitutes an event of default (“Event of Default”): (a) Purchaser fails to make any payment when due; (b) any representation or warranty made to Seller in connection with this Contract is incorrect or misleading; (c) Purchaser fails to observe or perform any covenant, agreement or warranty made by Purchaser and the failure continues for ten (10) days after written notice to Purchaser; (d) any default occurs under any other agreement between Purchaser or any guarantor of this Contact and Seller or any affiliate of Seller; (e) Purchaser or any guarantor of this Contract ceases to do business, dies, becomes insolvent, makes an assignment for the benefit of creditors or files any petition or action under any bankruptcy, reorganization, insolvency or moratorium law, or any other law or laws for the relief of, or relating to, debtors; (f) filing of any involuntary petition under any bankruptcy statute against Purchaser or any guarantor of this Contract, or appointment of a receiver, trustee, custodian or similar official to take possession of the properties of Purchaser or any guarantor of this Contract, unless the petition or appointment ceases to be in effect within thirty (30) days after filing or appointment; (g) there is a material adverse change in Purchaser’s or guarantor’s financial condition, business operations or prospects; and/or (h) termination, breach or repudiation of a guaranty obtained by Seller in connection with this Contract.

10. REMEDIES: If an Event of Default occurs, Seller, at its option, may exercise any one or more of the following remedies: (a) proceed at law or in equity, to enforce specifically Purchaser’s performance or to recover damages; (b) declare this Contract in default, and cancel this Contract or otherwise terminate Purchaser’s right to use the Units and Purchaser’s other rights, but not its obligations, hereunder; (c) declare all amounts due or to become due under this Contract, excluding any unearned portion of the Finance Charge, immediately due and payable; (d) recover any additional damages and expenses sustained by Seller by reason of the breach of any covenant, representation or warranty contained in this Contract; (e) enforce the security interest granted herein; (f) require Purchaser to assemble the Units and Additional Security and make them available to Seller at a place designated by Seller which is reasonably convenient to both parties; (g) enter any premises where any Unit or Additional Security may be located and take immediate possession thereof and remove (or disable in place) such Unit (and/or any unattached parts) without notice, liability, or legal process; and (h) if Seller financed Purchaser’s obligations under any extended warranty agreement such as an Equipment Protection Plan, Extended Service Contract, Extended Warranty, Customer Service Agreement, Total Maintenance and Repair Agreement or similar agreement, Seller may cancel such extended warranty agreement on Purchaser’s behalf and receive the refund of the extended warranty agreement fees that Seller financed but had not received from Purchaser as of the date of Event of Default. Time is of the essence of this Contract. Purchaser agrees to pay all charges, costs, expenses and reasonable attorney’s fees (to the extent then permitted by applicable law) incurred by Seller in enforcing this Contract. Seller shall have all rights given to a secured party by law and may retain all monies paid by Purchaser hereunder as compensation for the reasonable use of the Units by Purchaser. Seller may, at its option, undertake commercially reasonable efforts to sell a Unit and Additional Security, and the proceeds of any such sale shall be applied: First, to reimburse Seller for all reasonable expenses of retaking, holding, preparing for sale, and selling the Units and Additional Security, including any taxes, charges, costs, expenses and reasonable attorneys’ fees incurred by Seller; and second, to the extent not previously paid by Purchaser, to pay Seller all amounts then due or accrued under this Contract, including any accelerated payments, late payment charges, and fees. Further, Purchaser agrees that the proceeds received from the sale of each Unit shall be applied first to the outstanding obligations owed under this Contract (as provided above) and, as applicable, any surplus shall be applied to any other existing and future indebtedness or obligations of Purchaser to Seller and/or Seller’s affiliates. Purchaser shall promptly pay any deficiency to Seller. Purchaser acknowledges that sales for cash or on credit to a wholesaler, retailer or user of a Unit or Additional Security, with or without the Unit or Additional Security being present at such sale, are all commercially reasonable. To the extent that Purchaser is entitled to a refund from Seller for any reason, Purchaser agrees that Seller shall have the right to offset any obligation that Purchaser has with Seller or Seller’s affiliates with such refund, and in the event that a refund is less than or equal to Seller’s cost of returning such refund to Purchaser, Seller may retain such refund if no obligation to Seller or Seller’s affiliates exists. The remedies provided to Seller shall be cumulative and in addition to all other remedies at law or in equity. If Purchaser fails to perform any of its obligations under this Contract, Seller may (but need not) at any time thereafter perform such obligation, and the expenses incurred in connection therewith shall be payable by Purchaser upon demand.

11. SECURITY INTEREST; PURCHASER ASSURANCES AND REPRESENTATIONS: To secure payment of Purchaser’s indebtedness to Seller hereunder and the performance of all obligations of Purchaser hereunder, Purchaser hereby grants to Seller a continuing security interest in the Units and in the Additional Security, if any, including all attachments, accessories and optional features therefor (whether or not installed thereon) and all substitutions, replacements, additions and accessions thereto, and proceeds of all the foregoing, including, but not limited to, proceeds in the form of chattel paper to secure the payment of all sums due hereunder. Purchaser will, at its expense, do any act and execute, acknowledge, deliver, file, register and record any documents which Seller deems desirable in its discretion to protect Seller’s security interest in the Unit and Seller’s rights and benefits under this Contract, including but not limited to having Seller recorded as first lien holder on the Unit title. Purchaser hereby irrevocably appoints Seller as Purchaser’s Attorney-in-Fact for the signing and filing of such documents and authorizes Seller to delegate these limited powers. Purchaser acknowledges the signature of Seller or said delegatee upon such documents to be the same as Purchaser’s own for all purposes and with the present intent to authenticate the document. Purchaser represents and warrants to Seller that (a) Purchaser has the power to make, deliver and perform under this Contract; (b) the person executing and delivering this Contract is authorized to do so on behalf of Purchaser; (c) Purchaser will use the Unit for business purposes only and not for personal, family or household use; (d) this Contract constitutes a valid obligation of Purchaser, legally binding upon it and enforceable in accordance with its terms; (e) Purchaser shall provide all financial information and reporting as Seller may reasonably required; (f) all credit, financial and other information submitted to Seller in connection with this Contract is and shall be true, correct and complete; (g) Purchaser will not change its name, principal place of business or primary residence and, if a business entity, state of formation or form of business organization (including any merger, consolidation, reincorporation or such similar restructuring) without prior written notice to Seller; (h) Purchaser has sole responsibility for complying with use related regulations in regard to the Unit(s), including rules or limits on idling, fleet average or site based exhaust emissions, or operational limitations; and (i) Seller may share any Purchaser information provided by Purchaser and/or gathered by Seller with any affiliate of Seller that has or may extend credit to Purchaser. In the event any Unit is equipped with an Unit monitoring system such as Cat® Product Link, Purchaser agrees to permit Caterpillar Inc. or any of its subsidiaries or affiliates, including Caterpillar Financial Services Corporation (collectively “Caterpillar”), and/or Caterpillar dealers to access data concerning the Unit, its condition and its operation that will be transmitted from the monitoring system (a) to administer, implement and enforce the terms and conditions of this Contract, (b) recover the Unit if necessary, and/or (c) to improve upon Caterpillar’s products and services. Purchaser understands and agrees that the information transmitted may include the serial number, VIN number, location, operational data, including but not limited to fault codes, emissions data, fuel usage, service meter hours, software and hardware version numbers, and installed attachments.

12. ASSIGNMENT; COUNTERPARTS: Purchaser agrees that Seller may assign, sell or encumber all or any part of this Contract, the payments hereunder, and the Units or any portion thereof with or without notice to Purchaser. In the event of any such assignment, Purchaser agrees to unconditionally pay directly to any such assignee such amounts Seller receives from Purchaser in good, collected funds which relate directly to the interests so assigned. THE RIGHTS OF ANY SUCH ASSIGNEE SHALL NOT BE SUBJECT TO ANY DEFENSE, COUNTERCLAIM OR SET OFF WHICH PURCHASER MAY HAVE AGAINST SELLER. If requested, Purchaser shall assist Seller in the assignment of any of the rights under this Contract, shall sign a notice of assignment in a form approved by Seller and if notified by Seller, Purchaser shall make all payments due under this Contract to the party designated in the notice without offset or deduction. In connection with any potential or actual assignment, Purchaser hereby consents to the sharing of its credit file information, including personal information relating to Purchaser’s principals, with any potential assignee or any employee, agent or other representative thereof, so long as such recipient agrees with Seller to maintain the confidentiality of such information. Purchaser shall not assign this Contract or any right or obligation under it without the prior written consent of Seller. Upon any assignment by Seller of its rights hereunder, and except as may otherwise be provided herein, all references in this Contract to “Seller” shall include such assignee. Subject always to the foregoing, this Contract shall inure to the benefit of, and are binding upon, Purchaser’s and Seller’s respective successors and assigns. Although multiple counterparts of this document may be signed, only the counterpart accepted, acknowledged and certified by Seller on the signature page thereof as the original will constitute original chattel paper. A photocopy or facsimile of this Contract will be legally admissible under the “best evidence rule.” A signed copy of this Contract and/or any related document sent by electronic means shall be treated as an original document and shall be admissible as evidence thereof, and all signatures thereon shall be binding as if manual signatures were personally delivered.

13. EFFECT OF WAIVER; ENTIRE AGREEMENT; NOTICES; APPLICABLE LAW: A delay or omission by Seller to exercise any right or remedy shall not impair any right or remedy and shall not be construed as a waiver of any breach or default. Any waiver or consent by Seller must be in writing. This Contract, each Schedule, any riders or addenda hereto completely states the rights of Seller and Purchaser and supersedes all prior agreements with respect to a Unit. All notices shall be in writing, addressed to the other party at the address stated on the front or at such other address as may hereafter be furnished in writing. This Contract shall be governed by and construed under the laws of the State of Tennessee, without giving effect to the conflict-of-laws principles thereof, and Purchaser hereby consents to the jurisdiction of any state or federal court located within the State of Tennessee. THE PARTIES HERETO HEREBY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING OUT OF OR RELATED TO THIS CONTRACT, THE OBLIGATIONS OR THE COLLATERAL.

14. NO AGENCY; MODIFICATION OF CONTRACT: Purchaser expressly acknowledges that no action, statement, representation, warranty, promise, agreement or undertaking taken or made by any person or entity other than an authorized employee of the Seller shall be binding upon Seller. No statement, representation, warranty, promise, agreement or undertaking made by any authorized employee of Seller shall be binding upon Seller unless in a writing signed by Seller. Any waiver, amendment, abridgement, abrogation or other modification of any provision of this Contract or any provision of any of the related documents must be in a writing signed by Seller and Purchaser; provided, however, Purchaser agrees that Seller may correct patent errors herein and fill in such blanks such as serial numbers, VIN numbers, dates and the like.

15. INTERPRETATION; HEADINGS: If more than one (1) Purchaser is party to this Contract, the liability of the Purchasers shall be joint and several. Each reference to “Purchaser” herein shall be deemed to refer to each Purchaser. Any Purchaser may act for the other Purchasers under this Contract and any such action shall be binding on all other Purchasers as if each had taken such action. Any occurrence of an Event of Default shall be deemed to be a default by all Purchasers. Each Purchaser waives any right to require Seller to proceed against any other party, proceed against or exhaust any security held by or from any party, or pursue any other remedy in Seller’s power. The various headings of this Contract are inserted for convenience of reference only and shall not affect the meaning or interpretation of this Contract or any provision thereof.

16. SEVERABILITY; SURVIVAL OF COVENANTS: If any provision of this Contract shall be invalid under any law, it shall be deemed omitted but the remaining provisions hereof shall be given effect. All obligations of Purchaser under this Contract shall survive the expiration or termination of this Contract to the extent required for their full observance and performance.

By execution hereof, the signer hereby certifies that such signer has read this Contract and all schedules, riders and addendums attached hereto. Until this Contract (or identical counterpart thereof) has been signed by a duly authorized representative of Seller, it shall constitute an offer by Purchaser to enter into this Contract with Seller on the terms stated herein.

Purchaser(s):
SOUTHEAST POWER CORPORATION

By	/s/ Stephen R. Wherry

Name (PRINT)	Stephen R. Wherry

Title	Treasurer

Date	July 16, 2012

Seller:
RING POWER CORPORATION

By	/s/ Jon Marc Fowler

Name (PRINT)	Jon Marc Fowler

Title	VP Credit Manager

Date	July 16, 2012

Attachment A to Installment Sale Contract

Transaction Number 1956832

between	SOUTHEAST POWER CORPORATION (Purchaser(s))
and	RING POWER CORPORATION (Seller)

EQUIPMENT DESCRIPTION SCHEDULE

NEW OR USED	MODEL	DESCRIPTION ON UNIT(S)	SERIAL #	VIN #	DELIVERED CASH SALE PRICE

(1) New	1800	National Bucket Trucks Freightliner Coronado SD Chassis	DBJ4140	1FVPGNDV1CDBJ4140	$503,181.82
(1) New	416E	Caterpillar Backhoe Loader	LMS02128		$76,755.00
(1) New	416E	Caterpillar Backhoe Loader	LMS02129		$76,755.00
(1) New	416E	Caterpillar Backhoe Loader	LMS01827		$76,755.00
(1) New	TL1055	Caterpillar Telehandler	TBM01532		$131,209.00
(1) New	TL1055	Caterpillar Telehandler	TBM01542		$131,209.00
(1) Used	D6TLGP	Caterpillar Track Type Tractor	KJL00628		$265,000.00
(1) Used	D6TLGP	Caterpillar Track Type Tractor	KJL00791		$281,000.00
(1) Used	D7RXRII	Caterpillar Track Type Tractor	AGN01607		$331,000.00
(1) Used	D7RXRII	Caterpillar Track Type Tractor	AGN01608		$342,000.00
(1) Used	950H	Caterpillar Medium Wheel Loader	K5K02750		$195,000.00
(1) Used	950H	Caterpillar Medium Wheel Loader	K5K02734		$195,000.00
(1) Used	938H	Caterpillar Small Wheel Loader	CRD02716		$132,000.00
(1) Used	938H	Caterpillar Small Wheel Loader	RTB03741		$153,000.00
(1) New	AFS608	Condux 27,000 LB PULLER with Trailer		1C9HU1822B0032111	$330,783.75

(1) New	AFS608	Condux 27,000 LB PULLER with Trailer		1C9HU1823A00032102	$330,783.75

(1) New	FRT607	Condux 3 DRUM BUNDLE TENSIONER with Trailer		1C9HU1922B0032110	$472,439.00
(1) New	FRT607	Condux 3 DRUM BUNDLE TENSIONER with Trailer		1C9HU1923A0032101	$472,439.00
(1) New	RW23	Condux REEL WINDER with Trailer		1Z9PU1628BM026192	$62,610.00

(1) New	RW23	Condux REEL WINDER with Trailer		1Z9PU1626BM026191	$62,610.00

(1) New	HARDLINKIT	ROPEKIT-B REPO/REEL HARDLINE KIT 22MM			$150,704.00
(1) New	HARDLINKIT	ROPEKIT-B REPO/REEL HARDLINE KIT 22MM			$150,704.00
(1) New	RS20B	REEL STAND REEL STAND 102x70	AK333		$22,199.17
(1) New	RS20B	REEL STAND REEL STAND 102x70	AK3340		$22,199.17
(1) New	RS20B	REEL STAND REEL STAND 102x70	AK339		$22,199.17
(1) New	RS20B	REEL STAND REEL STAND 102x70	AK3341		$22,199.17
(1) New	RS2OHB-B	REEL STAND REEL STAND 102x70 W/ H BRAKET	AK331		$27,096.81
(1) New	RS2OHB-B	REEL STAND REEL STAND 102x70 W/ H BRAKET	AK332		$27,096.81
(1) New	RS2OHB-B	REEL STAND REEL STAND 102x70 W/ H BRAKET	AK326		$27,096.81
(1) New	RS2OHB-B	REEL STAND REEL STAND 102x70 W/ H BRAKET	AK327		$27,096.81
(1) New	HELI-BLOCK	Condux QTY 204, STRINGING BLOCK	0612-0001 THROUGH 0612-0204		$777,240.00
(1) New	1800	National Bucket Trucks Freightliner Coronado SD Chassis	DBJ4144	1FVPGNDV9CDBJ4144	$503,181.82
(1) New	1800	National Bucket Trucks Freightliner Coronado SD Chassis	DBJ4143	1FVPGNDV9CDBJ4143	$503,181.82
(1) New	1800	National Bucket Trucks Freightliner Coronado SD Chassis	DBJ4142	1FVPGNDV5CDBJ4142	$503,181.82

Purchaser(s):		Seller:
SOUTHEAST POWER CORPORATION		RING POWER CORPORATION

By	/s/ Stephen R. Wherry	By	/s/ Jon Marc Fowler
Name (PRINT)	Stephen R. Wherry	Name (PRINT)	Jon Marc Fowler
Title	Treasurer	Title	VP Credit Manager
Date	July 16, 2012	Date	July 16, 2012